Exhibit 10.42

FIRST AMENDMENT
TO CREDIT AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of November 4, 2010 and is entered into by and among AEROFLEX INCORPORATED, a Delaware corporation (the “Borrower”), AEROFLEX HOLDING CORP. (f/k/a AX Holding Corp.), a Delaware corporation (“Holdings”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Administrative Agent (“Administrative Agent”), acting with the consent of the Requisite Lenders and, for purposes of Section III hereof, the GUARANTORS listed on the signature papers hereto, and is made with reference to that certain CREDIT AND GUARANTY AGREEMENT dated as of August 15, 2007 (as amended through the date hereof, the “Credit Agreement”) by and among the Borrower, Holdings, the subsidiaries of the Borrower named therein, the Lenders, the Administrative Agent, Collateral Agent and the other Agents named therein.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendment relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.     AMENDMENTS TO CREDIT AGREEMENT

1.1                               Amendments.

A.     Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Existing Class” shall mean Existing Term Loan Classes and each Class of Existing Revolving Commitments.

“Existing Revolving Commitments” shall have the meaning provided in Section 2.25(a)(ii).

“Existing Revolving Loans” shall have the meaning provided in Section 2.25(a)(ii).

“Existing Term Loan Class” shall have the meaning provided in Section 2.25(a)(i).

“Extended B-1 Loans” shall have the meaning provided in Section 2.16(i).

“Extended B-2 Loans” shall have the meaning provided in Section 2.16(i).

“Extended Loans/Commitments” shall mean Extended Term Loans, Extended Revolving Loans and/or Extended Revolving Commitments.

“Extended Revolving Commitments” shall have the meaning provided in Section 2.25(a)(ii).

“Extended Revolving Commitment Period” shall have the meaning provided in Section 2.2(a).

“Extended Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of an Extension Series of Extended Revolving Commitments, that Lender’s Extended Revolving Commitment under such Extension Series; and (ii) after the termination of such Extension Series of Extended Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of such Extension Series of Extended Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans, in each case, to the extent issued under such Extension Series of Extended Revolving Loans.

“Extended Revolving Loans” shall have the meaning provided in Section 2.25(a)(ii).

“Extended Term Loan Maturity Date” means the final maturity date as specified in the applicable Extension Agreement executed by the respective Lender.

“Extended Term Loans” shall have the meaning provided in Section 2.25(a)(i).

“Extending B-1 Lenders” shall have the meaning provided in Section 2.16(i).

“Extending B-2 Lenders” shall have the meaning provided in Section 2.16(i).

“Extending Lender” shall have the meaning provided in Section 2.25(b).

“Extending Revolving Lender” means an Extending Lender with an Extended Revolving Commitment or Extended Revolving Loans.

“Extension Agreement” shall have the meaning provided in Section 2.25(c).

“Extension Election” shall have the meaning provided in Section 2.25(b).

“Extension Request” shall mean Term Loan Extension Requests and Revolving Loan Extension Requests.

“Extension Series” shall mean all Extended Term Loans that are established pursuant to the same Extension Agreement and all Extended Revolving Commitments that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Term Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“First Amendment” means that certain First Amendment Agreement to Credit and Guaranty Agreement dated as of November 4, 2010 among the Borrower, Holdings, Administrative Agent, and the financial institutions and Guarantors listed on the signature pages thereto.

“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the First Amendment.

“Original Revolving Commitment” means a Revolving Commitment that terminates on the sixth anniversary of the Closing Date (or, if earlier, the dates specified in clause (ii) and (iii) of the definition of “Original Revolving Commitment Termination Date”).

“Original Revolving Commitment Termination Date” means the earliest to occur of (i) the sixth anniversary of the Closing Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Original Revolving Loan” means a Revolving Loan made by a Lender or a Lender’s predecessor in interest to Borrower pursuant to Section 2.2(a) and/or Section 2.24 that is due and payable in full on the sixth anniversary of the Closing Date (or, if earlier, the dates specified in clause (ii) or (iii) of the definition of “Original Revolving Commitment Termination Date”).

“Original Revolving Exposure” means, with respect to any Lender, as of any date of determination that holds an Original Revolving Commitment, (i) prior to the termination of the Original Revolving Commitments, that Lender’s Original Revolving Commitment; and (ii) after the termination of the Original Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d)

in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans, in each case, to the extent issued under such Original Revolving Commitments.

“Revolving Loan Extension Request” shall have the meaning provided in Section 2.25(a)(ii).

“Section 2.25 Additional Agreement” shall have the meaning provided in Section 2.25(c).

“Specified Existing Revolving Commitment Class” shall have the meaning provided in Section 2.25(a)(ii).

“Term Loan Extension Request” shall have the meaning provided in Section 2.25(a)(i).

“Tranche B Term Loans” means, collectively, the Tranche B-1 Term Loans and the Tranche B-2 Term Loans.

B.     Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche B-1 Term Loan Exposure, (b) Lenders having Tranche B-2 Term Loan Exposure, (c) Lenders having Original Revolving Exposure (including Swing Line Lender), (d) Lenders having New Term Loan Exposure of each applicable Series, (e) Lenders having Term Loan Exposure of each Extension Series of Extended Term Loans and (f) Lenders having Extended Revolving Exposure of each Extended Series of Extended Revolving Loans, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche B-1 Term Loans, (b) Tranche B-2 Term Loans, (c) Original Revolving Loans (including Swing Line Loans), (d) each Series of New Term Loans, (e) each Extension Series of Extended Term Loans and (f) each Extension Series of Extended Revolving Loans.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any Extension Agreements, the Commitment Letter, any documents or certificates executed by Borrower in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith.

“Loan” means a Term Loan, a Revolving Loan, a Swing Line Loan, a New Term Loan, any Extension Series of an Extended Term Loan and any Extension Series of an Extended Revolving Loan.

“Maturity Date” means the Tranche B Term Loan Maturity Date, the New Term Loan Maturity Date of any Series of New Term Loans and the Extended Term Loan Maturity Date of any Extension Series of Extended Term Loans, as applicable.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate.   The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, Joinder Agreement or Extension Election, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Revolving Commitments as of the First Amendment Effective Date is $50,000,000.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the sixth anniversary of the Closing Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1; provided that, for any Extended Revolving Commitments (including Swing Line Loans) of the same Extension Series, the Revolving Commitment Termination Date of each Extension Series of Extended Revolving Commitments shall be determined based on the respective commitment termination dates applicable thereto as specified in the applicable Extension Agreement executed by the respective Lender (or, if earlier, the dates specified in clause (ii) or clause (iii) of this definition, as applicable).

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Existing Revolving Commitments, that Lender’s Existing Revolving Commitment; plus, to the extent applicable, prior to the termination of any Extension Series of Extended Revolving Commitments, that Lender’s Extension Series of such Extended Revolving Commitment; and (ii) after the termination of the Existing Revolving Commitments or any Extension Series of Revolving Commitments, as applicable, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.  For purposes of determining Pro Rata Shares with respect to any Original Revolving Loans or Extended Revolving Loans, to the extent applicable, “Revolving Exposure” shall mean, with respect to any Lender, as of any date of determination, the Original Revolving Exposure or applicable Extended Revolving Exposure, as the case may be, of such Lender.

“Revolving Loan” means a Loan made by a Lender to Borrower pursuant to Section 2.2(a) and/or Section 2.24, including any such Loan extended by a Lender, or made pursuant to a Revolving Commitment extended by a Lender, pursuant to Section 2.25.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans, New Term Loans and Extended Term Loans of such Lender; provided, at any time prior to the making of a Term Loan, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment.

“Term Loan” means a term loan made by a Lender to Borrower pursuant to Section 2.1(a)(i) or (a)(ii), a New Term Loan made by a Lender to a Borrower pursuant to Section 2.24 or an Extended Term Loan extended pursuant to Section 2.25.

“Tranche B Term Loan Maturity Date” means the earlier of (i) the seven-year anniversary of the Closing Date, and (ii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

C.     Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Applicable Margin” by inserting the following new paragraph immediately at the end thereof:

“Notwithstanding the foregoing, from and after the First Amendment Effective Date, the “Applicable Margin” with respect to the Loans, as determined pursuant to the immediately preceding paragraph, shall mean a percentage, per annum, determined by reference to the ratings issued by Moody’s and S&P with respect to the Obligations in effect from time to time as set forth in the chart below:

Moody’s / S&P Rating	Applicable Margin for Tranche B-1 Term Loans	Applicable Margin for Tranche B-2 Term Loans	Applicable Margin for Revolving Loans
B1 / B+ rating or better	3.75%	4.25%	3.75%
B2 / B rating or better but less than B1 / B+ rating	4.00%	4.50%	4.00%
Less than B2 / B rating	4.25%	4.75%	4.25%

For purposes of this paragraph, if there is a difference between the Moody’s and S&P rating, the lower rating shall be used to determine the applicable increase percentage.”

D.     The second to last sentence of Section 2.1(a) of the Credit Agreement is hereby replaced in its entirety as follows:

“Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Loan Maturity Date.”

E.     Section 2.1(b)(ii) of the Credit Agreement is hereby amended by replacing each occurrence of the defined term “Term Loan” therein with the defined term “Tranche B Term Loan”.

F.     Section 2.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Existing Revolving Loans to Borrower in an aggregate amount up to but not exceeding such Lender’s Existing Revolving Commitment and during the period from the date any

Extended Revolving Commitments are established, until the Revolving Commitment Termination Date with respect to such Extension Series of Revolving Commitments (the “Extended Revolving Commitment Period”), subject to the terms and conditions hereof, each Lender severally agrees to make Extended Revolving Loans to Borrower in an aggregate amount up to but not exceeding such Lender’s Extended Revolving Commitment for such Extension Series of Extended Revolving Loans; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period and the Extended Revolving Commitment Period, as applicable.  Each Lender’s Revolving Commitment shall expire on the applicable Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date (it being understood that in the event any Extended Revolving Commitments are established, such Extended Revolving Commitments shall, subject to Section 2.25, be terminated (and all Extended Revolving Loans of the same Extension Series repaid) on dates set forth in the applicable Extension Agreement).”

G.     The last paragraph of Section 2.12(b) of the Credit Agreement is hereby replaced in its entirety as follows:

“Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans, as the case may be, in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) the Tranche B Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche B Term Loan Maturity Date.”

H.     The Credit Agreement is hereby amended by adding the following new clause (c) to Section 2.12 immediately at the end thereof:

“(c)         In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to the requirements of Section 2.25, be repaid by the Borrower in the amounts and on the dates set forth in the applicable Extension Agreement.”

I.     Section 2.13(b)(ii) of the Credit Agreement is hereby amended by adding the following proviso immediately at the end thereof:

“; provided that, notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Commitments pursuant to Section 2.25, the Revolving Commitments of any one or more Lenders providing any such Extended Revolving Commitments on such date shall be reduced in an amount equal to the amount of Revolving Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Loans made on such date, the Revolving Exposure of any such Lender does not exceed the Revolving Commitment thereof (such Revolving Exposure and Revolving Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Revolving Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 2.17 with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any exchange pursuant to Section 2.25 of Revolving Commitments and Revolving Loans into Extended Revolving Commitments and Extended Revolving Loans, respectively, and prior to any reduction being made to the Revolving Commitment of any other Lender).”

J.     Section 2.15(a) of the Credit Agreement is hereby amended by replacing clauses “second” and “third” in their entirety as follows:

“second, subject to Section 2.15(f), to repay outstanding Revolving Loans to the full extent thereof without reduction of Commitments; and

third, subject to Section 2.15(e), to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and further applied on a pro rata basis to reduce the scheduled remaining Installments of principal of the Term Loans.”

K.     Section 2.15(b) of the Credit Agreement is hereby amended by replacing clause “first” in its entirety as follows:

“first, subject to Section 2.15(e), to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and further applied on a pro rata basis to the remaining scheduled Installments of principal of the Term Loans as follows:  first, to the next eight scheduled Installments in direct order and second, pro rata to any remaining Installments;”

L.     Section 2.15(b) of the Credit Agreement is hereby amended by replacing clause “third” in its entirety as follows:

“third, subject to Section 2.15(f), to prepay the Revolving Loans to the full extent thereof without reduction of Commitments; and”

M.     The Credit Agreement is hereby amended by adding the following new clauses (e) and (f) to Section 2.15 immediately at the end thereof:

“(e)         Notwithstanding anything herein to the contrary, with respect to each prepayment of Term Loans required by Section 2.14, (i) no such prepayments shall be allocated to Extended Term Loans of any Extension Series, unless such prepayment is accompanied by at least a pro rata prepayment, based upon the applicable remaining repayment amounts due in respect thereof, of Term Loans of the Existing Term Loan Class, if any, from which such Extended Term Loans were exchanged (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full) and (ii) no such prepayment shall be allocated to any Class of Term Loans unless such prepayment is accompanied by a pro rata repayment, based upon the applicable remaining repayment amounts due in respect thereof, of Term Loans of the Existing Term Loan Class, if any, from which such Class of Term Loans was exchanged and Extended Term Loans, if any, that were originally exchanged from such Class of Term Loans.

(f)            Notwithstanding anything herein to the contrary, with respect to any reduction and termination of Revolving Commitments hereunder, (x) any such reduction and termination shall apply proportionately and permanently to reduce the Revolving Commitments of each of the Lenders within any Class, (y) no such reduction and termination of Extended Revolving Commitments (and prepayment of Extended Revolving Loans accompanying a corresponding permanent reduction in such Extended Revolving Commitments) shall be permitted unless the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class (and Existing Revolving Loans related to such Revolving Commitments) shall have been reduced and repaid proportionately, and (z) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or cash collateralization of letters of credit made on the date of each such reduction and termination in accordance with this Agreement, the aggregate amount of such Lenders’ credit exposures shall not exceed the remaining Revolving Commitments of such Lenders’ in respect of the Class reduced and terminated.”

N.     Section 2.16(h) of the Credit Agreement is hereby amended by replacing clauses (ii) and (iii) in their entirety as follows:

“(ii)         second, to the Tranche B-1 Term Loan Lenders, New B-1 Lenders, Extended B-1 Lenders, Revolving Lenders, New Revolving Loan Lenders and Extended Revolving Lenders, an amount equal to all Obligations owing to them in respect of the Tranche B-1 Term Loans, New B-1 Loans, Extended B-1 Loans, Revolving Loans, New Revolving Loans and Extended Revolving Loans, as applicable, on a pro rata basis, on the date of any distribution, other than any amounts in respect of post-petition interest in any Insolvency or Liquidation Proceeding (and, if there shall be a shortfall in the amount available pursuant to this clause to pay all amounts due under this clause, on a pro rata basis taking into account all amounts due under this clause (including on account of principal, interest, fees, expenses or otherwise, as applicable));

(iii)          third, to the Secured Parties, an amount equal to all remaining Obligations owing to them on the date of any distribution, including any amounts in respect of post-petition interest in any Insolvency or Liquidation Proceeding (including such amounts owed to the Tranche B-1 Term Loan Lenders, New B-1 Lenders and Extended B-1 Lenders) (and, if there shall be a shortfall in the amount available pursuant to this clause to pay all amounts due under this clause, on a pro rata basis taking into account all amounts due under this clause (including on account of principal, interest, fees, expenses or otherwise, as applicable)); and”

O.     Section 2.16(i) of the Credit Agreement is hereby replaced in its entirety as follows:

“(i)          Each Tranche B-2 Term Loan Lender, each New Term Loan Lender holding New Term Loans that were identified by the Borrower to be identical (except as contemplated by Section 2.24 with respect to interest rates, amortization and maturity) to Tranche B-2 Term Loans (“New B-2 Loans” and the lenders thereof, “New B-2 Lenders”) and each Extending Term Lender holding Extended Term Loans that were extended from Tranche B-2 Term Loans pursuant to Section 2.25 (“Extended B-2 Loans” and the lenders thereof, “Extending B-2 Lenders”) hereby agrees to turn over to the Administrative Agent, on behalf of the Tranche B-1 Term Loan Lenders, New Term Loan Lenders holding New Term Loans that were identified by the Borrower to be identical (except as contemplated by Section 2.24 with respect to interest rates, amortization and maturity) to Tranche B-1 Term Loans (“New B-1 Loans” and the lenders thereof, “New B-1 Lenders”) and each Extending Term Lender holding Extended Term Loans that were extended from Tranche B-1 Term Loans pursuant to Section 2.25 (“Extended B-1 Loans” and the lenders thereof, “Extending B-1 Lenders”), amounts otherwise received or receivable by them to the extent necessary to effectuate the priority of payments set forth in Section 2.16(h), even if such turnover has the effect of reducing the claim or recovery of the Tranche B-2 Term Loan Lenders, the New B-2 Lenders and the Extended B-2 Lenders.  If any Lender, Agent or other Secured Party collects or receives any payment, proceeds of Collateral, distribution (including distributions in any Insolvency or Liquidation Proceeding pursuant to a plan or otherwise) or any other amount or property on account of any Obligation at any time when Section 2.16(h) requires that such payment, proceeds, distribution, amount or property be distributed pursuant to the provisions thereof to any other Secured Parties, then such Agent, Lender or other Secured Party shall hold the same in trust for such other Secured Parties and shall forthwith deliver the same to the Administrative Agent for distribution to such other Secured Parties in accordance with Section 2.16(h).”

P.     The Credit Agreement is hereby amended by adding the following new Section 2.25 immediately after the existing text of Section 2.24:

“2.25       Extensions of Loans and Commitments.

(a)           (i) The Borrower may at any time and from time to time request that all or a portion of each Term Loan of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled final maturity date thereof (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.25.  Prior to entering into any Extension Agreement with respect to any Extended Term Loans, the Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class) in substantially the form of Exhibit N or such other form as approved from time to time by Borrower and the Administrative Agent (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans, which terms shall be identical to the Term Loans of the Existing Term Loan Class from which they are to be extended except that (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such

Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.12 or in the Joinder Agreement with respect to New Term Loans, as the case may be, with respect to the Existing Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.25(c) below), (y) all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Term Loans may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Term Loans of such Existing Term Loan Class, in each case, to the extent provided in the applicable Extension Agreement and (z) the voluntary and mandatory prepayment rights of the Extended Term Loans shall be subject to the provisions set forth in Section 2.15. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request.  Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended; provided that in no event shall there be more than four Classes of Extended Revolving Commitments and Extended Term Loans in the aggregate at any one time.

(ii)           The Borrower may at any time and from time to time request that all or a portion of the Revolving Commitments (and, in each case, including any previously extended Revolving Commitments) existing at the time of such request (each, an “Existing Revolving Commitment” and any related revolving loans under any such facility, “Existing Revolving Loans”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Loans related to such Existing Revolving Commitments (any such Existing Revolving Commitments which have been so extended, “Extended Revolving Commitments” and any related revolving loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.25.  Prior to entering into any Extension Agreement with respect to any Extended Revolving Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Commitments) in substantially the form of Exhibit O or such other form as approved from time to time by Borrower and the Administrative Agent (each, a “Revolving Loan Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments, which terms shall be identical to those applicable to the Existing Revolving Commitments from which they are to be extended (the “Specified Existing Revolving Commitment Class”) except (x) all or any of the final termination dates of such Extended Revolving Commitments and maturity dates of outstanding Extended Revolving Loans may be delayed to later dates than the final termination dates of the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class, (y) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Revolving Commitments may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Revolving Commitments of the Specified Existing Revolving Commitment Class and (z) the commitment fee rate with respect to the Extended Revolving Commitments may be higher or lower than the commitment fee rate for Existing

Revolving Commitments of the Specified Existing Revolving Commitment, in each case, to the extent provided in the applicable Extension Agreement; provided that, notwithstanding anything to the contrary in this Section 2.25 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Loans under any Extended Revolving Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Loans (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Revolving Loans), (2) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the assignment and participation provisions set forth in Section 10.6 and (3) no termination of Extended Revolving Commitments and no repayment of Extended Revolving Loans accompanied by a corresponding permanent reduction in Extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Revolving Loans and Existing Revolving Commitments of the Specified Existing Revolving Commitment Class (or all Existing Revolving Commitments of such Class and related Existing Revolving Loans shall have otherwise been terminated and repaid in full).  No Lender shall have any obligation to agree to have any of its Revolving Commitments or Revolving Loans converted into Extended Revolving Commitments or Extended Revolving Loans, as applicable, pursuant to any Revolving Loan Extension Request.  Any Extended Revolving Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Revolving Commitments of the Specified Existing Revolving Commitment Class and from any other Existing Revolving Commitments (together with any other Extended Revolving Commitments so established on such date); provided that in no event shall there be more than four Classes of Extended Revolving Commitments and Extended Term Loans in the aggregate at any one time.

(b)           The Borrower shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Class are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans and/or Revolving Commitments (or any earlier extended Extended Revolving Commitments) of an Existing Class subject to such Extension Request converted into Extended Loans/Commitments shall notify the Administrative Agent (such notice to be in substantially the form of Exhibit P or such other form as approved from time to time by Borrower and the Administrative Agent) (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans and/or Revolving Commitments (and/or any earlier extended Extended Revolving Commitments) which it has elected to convert into Extended Loans/Commitments.  In the event that the aggregate amount of Term Loans and/or Revolving Commitments subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, Term Loans and/or Revolving Commitments (and any earlier extended Extended Revolving Commitments) subject to Extension Elections shall be converted to Extended Loans/Commitments on a pro rata basis based on the amount of Term Loans and/or Revolving Commitments (and any earlier extended Extended Revolving Commitments) included in each such Extension Election.  Notwithstanding the conversion of any Existing Revolving Commitment into an Extended Revolving Commitment, such Extended Revolving Commitment shall be treated identically to all Existing Revolving Commitments of the Specified Existing Revolving Commitment Class for purposes of the obligations of a Revolving Lender in respect of Swing Line Loans under Section 2.3 and Letters of Credit under Section 2.4, except that the applicable Extension Agreement may provide that the Revolving Commitment Termination Date with respect to such Swing Line Lender and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swing Line Loans and issue Letters of Credit may be continued (pursuant to mechanics set forth in the applicable Extension Agreement) so long as the Swing Line Lender and/or the applicable Issuing Bank, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c)           Extended Loans/Commitments shall be established pursuant to a supplement (which shall set forth the effective date of such extension) to the First Amendment (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.25(c) and notwithstanding anything to the contrary set forth in Section 10.5, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby) in substantially the form of Exhibit Q or such other form as approved from time to time by the Borrower and the Administrative Agent (each, an “Extension Agreement”) executed by the Credit Parties, the Administrative Agent and the Extending Lenders.  Notwithstanding anything to the contrary in this Section 2.25 and without limiting the generality or applicability of Section 10.5 to any Section 2.25 Additional Agreements, any Extension Agreement may provide for additional terms other than those referred to or contemplated above (each, a “Section 2.25 Additional Agreement”) to this Agreement and the other Credit Documents; provided that no such Section 2.25 Additional Agreement shall become effective prior to the time that such Section 2.25 Additional Agreement has been consented to by such of the Lenders, Credit Parties and other parties (if any) as would be required (including, without limitation, under the requirements of Section 10.5) if such Section 2.25 Additional Agreement were a separate and independent amendment of the Credit Agreement.  It is understood and agreed that each Lender that has consented to the First Amendment has consented, and shall at the effective time thereof be deemed to consent to each supplement to the First Amendment and the other Credit Documents authorized by this Section 2.25 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.25 Additional Agreement.  In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to any matters reasonably requested by the Administrative Agent.

(d)           Notwithstanding anything to the contrary contained in this Agreement (including Section 2.25 or Section 10.5), the Lenders hereby irrevocably authorize the

Administrative Agent and the Collateral Agent to enter into technical (in the view of the Administrative Agent or Collateral Agent, as applicable) amendments to this Agreement and the other Credit Documents with the applicable Credit Parties as may be necessary in order to effectuate the transactions contemplated in this Section 2.25.  All such amendments entered into with the applicable Credit Parties by the applicable Agent hereunder shall be binding and conclusive on all Lenders.  The Administrative Agent shall have the right, but not the obligation, to consult with the Requisite Lenders with respect to any matter contemplated in this Section 2.25.

(e)           Notwithstanding anything to the contrary contained in the Credit Agreement, any Extended Term Loans or Extended Revolving Commitments (and related Extended Revolving Loans), as applicable, the terms of which are identical to other Extended Term Loans or Extended Revolving Commitments (and related Extended Revolving Loans) shall constitute one Class of Loans or Commitments (and related Loans), as applicable.”

Q.     Section 5.1(b) of the Credit Agreement is hereby replaced in its entirety as follows:

“(b)         Quarterly Financial Statements.  As soon as available, and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Closing Date occurs, the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and together with a Narrative Report (it being understood that the Form 10-Q filed with the Securities and Exchange Commission shall be acceptable) and, only to the extent any such financial statements are not required to be filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, a Financial Officer Certification, with respect thereto;”

R.     Section 5.1(i) of the Credit Agreement is hereby replaced in its entirety as follows:

“(i)          Financial Plan.  As soon as practicable and in any event no later than 60 days after the beginning of each Fiscal Year, a consolidated financial forecast for such Fiscal Year (or portion thereof) (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Year, including the calculation of each of the covenants set forth in Section 6.7, for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (ii) forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each Fiscal Quarter of such Fiscal Year;”

S.     Section 5.14(a) of the Credit Agreement is hereby replaced in its entirety as follows:

“(a)         Maintenance of Ratings.  At all times, Borrower shall use commercially reasonable efforts to maintain ratings issued by Moody’s and S&P with respect to its senior secured debt (it being understood that Borrower is under no obligation to maintain any particular level of rating issued by Moody’s or S&P).  Notwithstanding the foregoing, Borrower shall use commercially reasonable efforts to obtain updated ratings from Moody’s and S&P with respect to its senior secured debt by no later than the date that is 180 days following the consummation of an IPO.”

T.     Section 6.1(h) of the Credit Agreement is hereby replaced in its entirety as follows:

“(h)         Indebtedness in connection with the repurchase otherwise permitted hereunder of equity issued to current or former employees, executives or directors of a Credit Party (including any promissory notes issued by a Credit Party to repurchase equity of employees, executives or directors of a Credit Party) in an amount not to exceed $5,000,000 in the aggregate at any time outstanding;”

U.     Section 6.1(i) of the Credit Agreement is hereby replaced in its entirety as follows:

“(i)          Indebtedness in an amount not to exceed $50,000,000 in the aggregate at any time outstanding when aggregated with amounts under Section 6.1(m) consisting of subordinated Indebtedness of Borrower or any of its Subsidiaries issued to a seller in connection with a Permitted Acquisition and which is subordinated (in a manner customary for a seller note) in right of payment to the Obligations;”

V.     Section 6.1(j) of the Credit Agreement is hereby replaced in its entirety as follows:

“(j)          the incurrence by any Foreign Subsidiary of Holdings of Indebtedness owing to Persons other than Holdings and any of its Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed the sum of $50,000,000;”

W.     Section 6.1(m) of the Credit Agreement is hereby replaced in its entirety as follows:

“(m)        (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition, in an aggregate amount not to exceed $50,000,000 at any one time outstanding (when aggregated with amounts under Section 6.1(i)), provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Holdings or any Subsidiary (other than by any such person that so becomes a Subsidiary), and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided, that (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (3) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced;”

X.     Section 6.1(n) of the Credit Agreement is hereby replaced in its entirety as follows:

“(n)         other unsecured Indebtedness of Holdings, the Borrower and/or its Subsidiaries or other subordinated Indebtedness (not including any other amounts permitted under this Section 6.1) in an aggregate amount not to exceed at any time $100,000,000; and”

Y.     Section 6.6(m) of the Credit Agreement is hereby replaced in its entirety as follows:

“(m)        Investments in Joint Ventures engaged in a business conducted by Borrower and its Subsidiaries and having an aggregate value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (m) since the Closing Date, in an aggregate amount not to exceed at any time $25,000,000; provided, that with respect to any such Joint Venture that is not domiciled in the United States, such Joint Venture shall be organized or operating in any country that is a member of the Organization for Cooperation and Economic Development;”

Z.     Section 6.6(n) of the Credit Agreement is hereby replaced in its entirety as follows:

“(n)         other Investments by Credit Parties in Subsidiaries (other than wholly owned Guarantors) in an aggregate amount not to exceed at any time $25,000,000;”

AA.     Section 6.7(b) of the Credit Agreement is hereby replaced in its entirety as follows:

“(b)         Maximum Consolidated Capital Expenditures. Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Holdings and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year; provided, that (x) each such amount set forth below shall be increased in an amount equal to 5% of the aggregate pro forma gross revenues contributed by the Person or assets acquired in connection with any Permitted Acquisitions from and after the First Amendment Effective Date, (y) if the aggregate amount of Consolidated Capital Expenditures for any Fiscal Year (beginning with Fiscal Year 2010) shall be less than the amount set forth in the table below for such Fiscal Year (before any carryover), then such shortfall may be added to the amount of Consolidated Capital Expenditures permitted for the immediately succeeding (but not any other) Fiscal Year (but in no event shall the carryover be more than 50% of the Consolidated Capital Expenditures permitted for the immediately preceding Fiscal Year) and (z) in determining whether any amount is available for carryover, the amount expended in any Fiscal Year shall first be deemed to be from the amount allocated to such year before any carryover:

Fiscal Year	Consolidated Capital Expenditures
2008	$25,000,000
2009	$25,000,000
2010	$35,000,000
2011 and each Fiscal Year thereafter	$40,000,000

BB.     Section 6.8(e) of the Credit Agreement is hereby replaced in its entirety as follows:

“(e)         Permitted Acquisitions (including with respect to acquisition targets not domiciled within the United States solely to the extent such entity is organized or operating in any country that is a member of the Organization for Cooperation and Economic Development), the Acquisition Consideration for which constitutes (x) prior to the First Amendment Effective Date,  (i) no more than $100,000,000 in the aggregate in any Fiscal Year, and (ii) no more than $200,000,000 in the aggregate from the Closing Date to the date of determination and (y) from and after the First Amendment Effective Date, no more than $200,000,000 in the aggregate from the First Amendment Date to the date of determination, in each case, plus the value of any equity or proceeds of equity issued in connection therewith;”

CC.     Clause (e) of Section 6.11 of the Credit Agreement is hereby replaced in its entirety as follows:

“(e) (i) so long as no Default under Sections 8.1(a), (f) or (g) or any Event of Default has occurred and is continuing, payment of (X) management fees and transaction fees and (Y) on the date of termination of the Advisory Agreement upon the consummation of (or within 180 days following) an IPO, a termination fee and/or transaction fee in an amount not to exceed $19,400,000, in each case, to Sponsor and its Affiliates as set forth in the Advisory Agreement; provided that upon the occurrence and during the continuance of such a Default or an Event of Default, such advisory fees, management fees, transaction fees and termination fees may accrue until payment is permitted upon cure or waiver of such Default or Event of Default and (ii) reimbursement of reasonable expenses (including indemnification obligations) actually incurred by Sponsor and its Affiliates, as set forth in the Advisory Agreement;”

DD.     Section 6.15 of the Credit Agreement is hereby replaced in its entirety as follows:

“6.15.   Amendments with Respect to the Advisory Agreement.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the Advisory Agreement or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of any obligor thereunder or which would be materially adverse to the Lenders without the prior written consent of the Administrative Agent; provided, that nothing contained herein shall prohibit (i) the amendment or modification of the Advisory Agreement to clarify that a termination fee and/or transaction fee shall be payable thereunder to Sponsor and its Affiliates upon the consummation of (or within 180 days following) an IPO in an amount not to exceed $19,400,000 or (ii) the payment of any such termination fee and/or transaction fee to the extent permitted by Section 6.11.”

EE.     The Credit Agreement is hereby amended by adding new Exhibits N, O, P and Q thereto in the form of Annexes I, II, III and IV, respectively, to this Amendment.

SECTION II.     CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A.     Execution. Administrative Agent shall have received (i) consent and authorization from the Requisite Lenders to execute this Amendment on their behalf and (ii) on or prior to the 5th day from the date that Administrative Agent shall have provided written notice to the Borrower that Administrative Agent has received consent from the Requisite Lenders to the terms of this Amendment, a counterpart signature page of this Amendment duly executed by each of the Credit Parties.

B.     Fees.  On or prior to the 5th day from the date that Administrative Agent shall have provided written notice to the Borrower that Administrative Agent has received consent from the Requisite Lenders to the terms of this Amendment, the Administrative Agent shall have received:

(a)     for distribution to all Lenders executing this Amendment on or prior to the First Amendment Effective Date, a non-refundable upfront fee in an amount equal to 0.625% of the aggregate of such Lender’s Loans and Commitments outstanding as of the date hereof; and

(b)     all other fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Credit Document.

C.     Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

D.     Other Documents.  Administrative Agent and Lenders shall have received such other documents, information or agreements regarding Credit Parties as Administrative Agent or Collateral Agent may reasonably request.

SECTION III.     REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A.     Corporate Power and Authority.  Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B.     Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.

C.     No Conflict.  The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Holdings, the Borrower or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D.     Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by the Borrower and Holdings of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E.     Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F.     Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G.     Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION IV.     ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).

Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V.     MISCELLANEOUS

A.     Reference to and Effect on the Credit Agreement and the Other Credit Documents.

(i)     On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)     Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)     The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

B.     Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.     Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

D.     Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	AEROFLEX INCORPORATED

	By:	/s/ John Adamovich
Name: John Adamovich
Title: SVP, CFO & Secretary

GUARANTORS :	AEROFLEX HOLDING CORP.

	By:	/s/ John Adamovich
Name: John Adamovich
Title: SVP, CFO & Secretary

AEROFLEX COLORADO SPRINGS, INC.

	By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX HIGH SPEED TEST SOLUTIONS, INC.

	By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX/INMET, INC.

	By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX/KDI, INC.

	By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX/METELICS, INC.

	By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX MICROELECTRONIC SOLUTIONS, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX PLAINVIEW, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX RAD, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX/WEINSCHEL, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX WICHITA, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX BLOOMINGDALE, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX ACQUISITION ONE, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX ACQUISITION TWO, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AEROFLEX ACQUISITION THREE, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

AIF CORP.

By: :	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

IFR FINANCE, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

IFR SYSTEMS, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

MCE ASIA, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

MICROMETRICS, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

VI TECHNOLOGY, INC.

By:	/s/ John Adamovich
Name: John Adamovich
Title: Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent

By:	/s/ Douglas Tansey
Authorized Signatory

IN WITNESS WHEREOF, pursuant to Section II.A(i) of the Amendment, the undersigned hereby consents and authorizes the Administrative Agent to execute this Amendment on its behalf.

, as a Lender

By:

Name:
Title: